UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 30, 2019

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Effective April 30, 2019, Applied Energetics, Inc. entered into a Scientific Advisory Board Agreement with Charles Hale which provides for Mr. Hale’s service on the Scientific Advisory Board for compensation consisting of a non-qualified stock option to purchase 1,500,000 shares of Company's common stock at an exercise price equal to $0.369 per share. The option is subject to vesting annually over three years with the first installment twelve months from the date of the agreement. The option expires ten (10) years from the date of the Agreement. Prior to entering into the agreement, Applied Energetics and Mr. Hale agreed that he would forfeit options to purchase 1,500,000 shares at an exercise price of $0.25 per share which had been granted under his prior Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

	By:	/s/ Bradford T Adamczyk
Bradford T. Adamczyk,
Principal Executive Officer

Date: May 5, 2019

3